Exhibit 10.33

AGREEMENT FOR RESTRICTED STOCK AWARD

This Agreement for Restricted Stock Award (the "Agreement") is between FIRST FINANCIAL BANCORP., an Ohio corporation (the "Corporation"), and           who, as of          , 2010 which is the date of this Agreement, is an employee of               (the "Grantee"):

WHEREAS, the Corporation established the 2009 Employee Stock Plan (the "Plan") and a Committee of the Board of Directors of the Corporation designated in the Plan (the "Committee") approved the execution of this Agreement containing the Restricted Stock Award to the Grantee upon the terms and conditions hereinafter set forth:

NOW THEREFORE, in consideration of the mutual obligations contained herein, it is hereby agreed:

1.
Award of Restricted Stock.  The Corporation hereby awards to Grantee as of the date of this Agreement              shares of restricted Common Stock of the Corporation ("Common Stock"), without par value, in consideration of services to be rendered.

2.
Restrictions on Transfer.  The shares of restricted Common Stock so received by the Grantee and any additional shares attributable thereto received by the Grantee as a result of any stock dividend, recapitalization, merger, reorganization or similar event are subject to the restrictions set forth herein and may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period, except as permitted hereby.

3.
Restriction Period.  The Restriction Period as used in this Agreement shall mean the period that begins as of the date of this Agreement and ends with respect to the restricted Common Stock granted under this Agreement as of the applicable anniversary date(s) of the date of this Agreement (the "Anniversary Dates") as set forth in Schedule 3.  The ending of the Restriction Period also may be referred to in this Agreement as the vesting of the restricted Common Stock or as when the Common Stock vests.

Notwithstanding the foregoing or anything in this Agreement to the contrary, if the Committee determines that there has been a Change in Control (as such term is defined in the Plan), the Restriction Period ends with respect to such shares of restricted Common Stock, effective as of the date of such Change in Control (as determined by the Committee).

The Committee may, at the time of the granting to the Grantee of the restricted Common Stock or at any time thereafter, reduce or terminate the Restriction Period otherwise applicable to all or any portion of the restricted Common Stock.

Schedule 3

		Shares of Common Stock
	Anniversary Date	First Eligible to Vest on
Group	of this Agreement	Indicated Anniversary Date
A	1st anniversary date	33.33%
B	2nd anniversary date	33.33%
C	3rd anniversary date	33.34%

4.
Forfeiture Provision.  Notwithstanding any other provision of this Agreement, Grantee hereby agrees that if his or her employment with the Corporation or a Subsidiary is terminated for any reason, voluntarily or involuntarily, whether by retirement, death, disability, resignation or dismissal for cause or otherwise, and such termination is prior to the ending of the Restriction Period applicable to any shares of the restricted Common Stock, the Grantee's ownership and all related rights with respect to all shares of Common Stock for which the Restriction Period has not ended as of the date that the termination of employment occurs will be forfeited automatically as of the date that such termination of employment occurs, and the Corporation automatically will become the sole owner of such shares as of such date.

A transfer of the Grantee's employment between Subsidiaries or between any Subsidiary and the Corporation will not be considered a termination of employment for purposes of this Agreement.  Notwithstanding the foregoing, a Grantee's employment will be considered terminated for purposes of this Agreement as of the date that the Grantee's employing Subsidiary ceases to be a Subsidiary for any reason, unless prior to or as of such date the Grantee's employment is transferred to the Corporation or to a remaining Subsidiary.

5.	Stock Certificates.

(a)
Upon award of the restricted Common Stock to the Grantee, one or more stock certificates which evidence such shares of restricted Common Stock will be issued by the Corporation for the benefit of the Grantee.  Each such stock certificate will be deposited with and held by the Corporation or its agent.  Any such certificate for restricted Common Stock of the Corporation resulting from any stock dividend, recapitalization, merger, reorganization or similar event will also be deposited with and held by the Corporation or its agent.  All such stock certificates and Common Stock evidenced thereby will be subject to the forfeiture provisions, limitations on transferability and all other restrictions herein contained.  The Grantee hereby agrees to deposit with the Corporation stock powers endorsed by the Grantee in blank and in such number as requested by the Corporation.

(b)	All stock certificates for shares of restricted Common Stock issued during the Restriction Period will bear the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Financial Bancorp. 2009 Employee Stock Plan and an Agreement for Restricted Stock.  Copies of such Plan and Agreement are on file at the offices of First Financial Bancorp., Cincinnati, Ohio."

(c)
Subject to Section 5(d) below, with regard to any shares of restricted Common Stock which cease to be subject to restrictions pursuant to Section 3, the Corporation will, within sixty (60) days of the date such shares cease to be subject to restrictions, transfer Common Stock for such shares free of all restrictions set forth in the Plan and this Agreement to the Grantee or the Grantee's designee, or in the event of such Grantee's death subsequent to expiration of the Restriction Period, to the Grantee's legal representative, heir or legatee.

(d)
By accepting shares of restricted Common Stock, the Grantee agrees not to sell shares at a time when applicable laws or the Corporation’s rules prohibit a sale.  This restriction shall apply as long as the Grantee is an employee, consultant or director of the Corporation or a Subsidiary.  Upon receipt of nonforfeitable shares subject to this Agreement, the Grantee agrees, if requested by the Corporation, to hold such shares for investment and not with a view of resale or distribution to the public, and if requested by the Corporation, the Grantee must deliver to the Corporation a written statement satisfactory to the Corporation to that effect.  The Committee may refuse to deliver (via certificate or such other method as the Committee determines) any shares to Grantee for which Grantee refused to provide an appropriate statement.

6.	Shareholder's Rights. Subject to the terms of this Agreement, during the Restriction Period:

(a)
The Grantee will have, with respect to the restricted Common Stock, the right to vote all shares of the restricted Common Stock received under or as a result of this Agreement, including shares which are subject to the restrictions on transfer in Section 2 and to the forfeiture provisions in Section 4 of this Agreement.

(b)
The Grantee shall not be paid any dividends with respect to the restricted Common Stock until the Restricted Period ends. At the time of vesting, the Grantee shall receive a cash payment equal to the aggregate dividends (without interest) that the Grantee would have received if the Grantee had owned all the shares in which the Grantee had vested for the period beginning on the date of grant of those shares, and ending on the date of vesting. By way of example, when the Restricted Period ends for Group B awards, Grantee will be entitled to two years of accumulated dividends from the date of grant to the 2nd anniversary date.  No dividends shall be paid to the Grantee with respect to any shares of restricted Common Stock that are forfeited by the Grantee.

(c)
Dividends payable in Common Stock with respect to the restricted Common Stock during the Restriction Period will be held subject to the vesting of the underlying restricted Common Stock and then automatically paid in the form of Common Stock to the Grantee.

7.
Regulatory Compliance.  The issue of shares of restricted Common Stock and Common Stock will be subject to full compliance with all then-applicable requirements of law and the requirements of the exchange upon which Common Stock may be traded, as set forth in the Plan.  Furthermore, First Financial shall have the right to refuse to issue or transfer any shares under this Agreement if First Financial, acting in its absolute discretion determines that the issuance or transfer of such Common Stock might violate any applicable law or regulation.

8.
Withholding Tax.  The Grantee agrees that, in the event that the award and receipt of the restricted Common Stock or the expiration of restrictions thereon results in the Grantee's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Corporation, subject to withholding of tax at source by the Grantee's employer, the Grantee will pay to such Grantee's employer an amount equal to such withholding tax or make arrangements satisfactory to the Corporation regarding the payment of such tax (or such employer on behalf of the Corporation may withhold such amount from Grantee's salary or from dividends paid by the Corporation on shares of the restricted Common Stock or any other compensation payable to the Grantee).  Alternatively, if the Grantee makes a proper Code Section 83(b) election, the Grantee must notify First Financial in accordance with the requirements of Code Section 83(b) and promptly pay First Financial the applicable federal, state and local withholding taxes due with respect to the shares of restricted Common Stock subject to the election.

9.
Investment Representation.  The Grantee represents and agrees that if he or she is awarded and receives the restricted Common Stock at a time when there is not in effect under the Securities Act of 1933 a registration statement pertaining to the shares and there is not available for delivery a prospectus meeting the requirements of Section 10(A)(3) of said Act, (i) he or she will accept and receive such shares for the purpose of investment and not with a view to their resale or distribution, (ii) that upon such award and receipt, he or she will furnish to the Corporation an investment letter in form and substance satisfactory to the Corporation, (iii) prior to selling or offering for sale any such shares, he or she will furnish the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that such sale may lawfully be made and will furnish the Corporation with such certificates as to factual matters as the Corporation may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

10.
Federal Income Tax Election.  The Grantee hereby acknowledges receipt of advice that, pursuant to current federal income tax laws, (i) he or she has thirty (30) days in which to elect to be taxed in the current taxable year on the fair market value of the restricted Common Stock in accordance with the provisions of Internal Revenue Code Section 83(b), and (ii) if no such election is made, the taxable event will occur upon expiration of restrictions on transfer at termination of the Restriction Period and the tax will be measured by the fair market value of the restricted Common Stock on the date of the taxable event.

11.
Adjustments.  If, after the date of this Agreement, the Common Stock of the Corporation is, as a result of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, then:

(a)
there automatically will be substituted for each share of restricted Common Stock for which the Restriction Period has not ended granted under the Agreement the number and kind of shares of stock or other securities into which each outstanding share is changed or for which each such share is exchanged; and

(b)
the Corporation will make such other adjustments to the securities subject to provisions of the Plan and this Agreement as may be appropriate and equitable; provided, however, that the number of shares of restricted Common Stock will always be a whole number.

12.
Notices.  Each notice relating to this Agreement must be in writing and delivered in person or by registered mail to the Corporation at its office, 201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202, attention of the Secretary, or at such other place as the Corporation has designated by notice.  All notices to the Grantee or other person or persons succeeding to his or her interest will be delivered to the Grantee or such other person or persons at the Grantee's address below specified or such other address as specified in a notice filed with the Corporation.

13.
Determinations of the Corporation Final.  Any dispute or disagreement which arises under, as a result of, or in any way relates to the interpretation or construction of this Agreement will be determined by the Board of Directors of the Corporation or by a committee appointed by the  Board of Directors of the Corporation (or any successor corporation).  The Grantee hereby agrees to accept any such determination as final, binding and conclusive for all purposes.

14.
Successors.  All rights under this Agreement are personal to the Grantee and are not transferable except that in the event of the Grantee's death, such rights are transferable to the Grantee's legal representatives, heirs or legatees.  This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns.

15.
Obligations of the Corporation.  The liability of the Corporation under the Plan and this Agreement is limited to the obligations set forth therein.  No term or provision of the Plan or this Agreement will be construed to impose any liability on the Corporation in favor of the Grantee with respect to any loss, cost or expense which the Grantee may incur in connection with or arising out of any transaction in connection therewith.

16.
No Employment Rights.  Nothing in the Plan or this Agreement or any related material shall give the Grantee the right to continue in the employment of First Financial or any subsidiary of First Financial or adversely affect the right of First Financial or any subsidiary of First Financial to terminate the Grantee’s employment with or without cause at any time.

17.	Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio.

18.
Plan.  The Plan will control if there is any conflict between the Plan and this Agreement and on any matters that are not contained in this Agreement.  A copy of the Plan has been provided to the Grantee and is incorporated by reference and made a part of this Agreement.  Capitalized terms used but not specifically defined in this Agreement will have the definitions given to them in the Plan.

19.
Entire Agreement.  This Agreement and the Plan supersede any other agreement, whether written or oral, that may have been made or entered into by the Corporation and/or any of its subsidiaries and the Grantee relating to the shares of restricted Common Stock that are granted under this Agreement.  This Agreement and the Plan constitute the entire agreement by the parties with respect to such matters, and there are no agreements or commitments except as set forth herein and in the Plan.

20.
Captions; Counterparts.  The captions in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in any number of counterparts, each of which will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement for Restricted Stock Award has been executed and dated by the parties hereto as of the day and year first above written.

FIRST FINANCIAL BANCORP.

By:
Claude E. Davis
Title:	President & CEO

Signature of Grantee

I hereby direct that all cash dividends to which I am entitled on my shares of restricted Common Stock under the foregoing Agreement as well as all notices and other written communications in connection with such shares be mailed to me at the following address:

Name of Grantee

Street Address

City, State, and Zip Code

Social Security Number

Signature of Grantee